Registration Number: 333-99595



                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM SB-2


                               THIRD AMENDMENT TO



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          NEXGEN PUBLISHING GROUP, INC.
                          -----------------------------
                           (Name of small business
                           issuer in its charter)


       Delaware                      2721                       06-1573316
-----------------------   ----------------------------      -------------------
(State of incorporation   (Primary Standard Industrial       (I.R.S. Employer
   or jurisdiction         Classification Code Number)      Identification No.)
   of organization)


      410 Park Avenue (Suite 1530), New York, New York 10022 (212)971-9111
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


      410 Park Avenue (Suite 1530), New York, New York 10022 (212)971-9111
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

       Jessie Pahng, 410 Park Ave. (Suite 1530), New York, New York 10022
                                  (212)971-9111
--------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

     Copies to:
     Joel Pensley, Esq.
     211 Schoolhouse Road
     Norfolk, Connecticut 06058
     Phone: (860) 542-1122
     Fax:   (626) 608-3076


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                            ------------------------


                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
      Title of                             Maximum      Maximum
   Each Class of              Amount      Offering     Aggregate    Amount of
 Securities Being                Being     Price Per    Offering   Registration
    Registered                Registered   Unit (1)     Price(1)       Fee
-------------------------------------------------------------------------------


Resale of Shares of Common
Stock purchased by Selling
Securityholders                  450,000     $ 0.25    $112,500     $  10.34

Resale of Shares of Common
Stock purchased as units
by Selling Securityholders       145,000       0.25      36,250     $   3.34

Resale of "A" Warrants           145,000       0.01       1,450          .14

Resale of Shares of Common
Stock Underlying "A" Warrants    145,000       0.75     108,750        10.01

Resale of "B" Warrants           145,000       0.01       1,450          .14

Resale of Shares of Common
Stock Underlying "B" Warrants    145,000       1.00     145,000        13.34

Resale of "B" Warrants           145,000       0.01       1,450          .14

Resale of Shares of Common
Stock Underlying "C" Warrants    145,000       1.25     181,250        16.68

                                                      ----------    ---------
TOTAL                                                 $ 588,100     $  54.13



(1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

    The information in the prospectus is not complete and may be changed.
    ---------------------------------------------------------------------
these securities may not be sold until the registration statement filed with the
--------------------------------------------------------------------------------
securities and exchange commission is effective. The prospectus is not an offer
-------------------------------------------------------------------------------
to sell, nor does it seek an offer to buy, these securities in any state where
------------------------------------------------------------------------------
the offer or sale is not permitted.
-----------------------------------





Subject to completion: Dated: July 1, 2003




PROSPECTUS

                          NEXGEN PUBLISHING GROUP, INC.

                          435,000 COMMON STOCK WARRANTS
                        1,030,000 SHARES OF COMMON STOCK

     The prospectus relates to the resale by selling stockholders of 595,000 shares of our common stock, the resale of 435,000 common stock purchase warrants and and the resale of the 435,000 shares of our common stock underlying the common stock purchase warrants. The warrants expire two years from the date of the prospectus. The offering will expire two years from the effective date of the registration statement of which the prospectus is a part. None of our securities trades on any securities market. Selling securityholders must sell their shares at $.25 per share until a securities market quotes the shares. Thereafter, selling securityholders, who are not affiliates, may sell their shares at market prices or at privately negotiated prices. Selling securityholders who are affiliates must sell their shares at $.25 per share for the duration of the offering. Warrantholders, who are not affiliates, must sell their warrants at $.01 until a securities market quotes the warrants. Thereafter, warrantholders, who are not affiliates, may sell their warrants at market prices or at privately negotiated prices. Warrantholders who are affiliates must sell their warrants at $.01 per warrant for the duration of the offering. We will not receive any of the proceeds from the sale of the shares or warrants presently owned by the selling securityholders, but will receive all the proceeds from the exercise of the warrants. We have not retained any underwriter in connection with the sale of our securities.

     The warrants are exercisable for a period of two years from the date of the prospectus as follows:

     o 145,000 Class "A" Warrants exercisable at $.75 per warrant or an aggregate of $108,750;

     o 145,000 Class "B" Warrants exercisable at $1.00 per warrant or an aggregate of $145,000; and

     o 145,000 Class "C" Warrants exercisable at $1.25 per warrant or an aggregate of $181,250.

     Of the shares registered:

     o    595,000 are currently outstanding, and

     o 435,000 shares are issuable upon the exercise of warrants currently held by the selling securityholders.

     As you review the prospectus, you should carefully consider the matters
--------------------------------------------------------------------------------
described in "Risk Factors" beginning on page 5.
------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities
----------------------------------------------------------------------------
commission has approved or disapproved of these securities or passed on the
---------------------------------------------------------------------------
accuracy or adequacy of the prospectus. any representation to the contrary is a
--------------------------------------------------------------------------------
criminal offense.
-----------------

     The date of the prospectus is               , 2003.

                               TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

Prospectus Summary.....................................................  3
The Offering...........................................................  3
Summary Financial Information..........................................  4
Risk Factors...........................................................  5
Use of Proceeds........................................................  8
Capitalization.........................................................  8
Dividend Policy........................................................  9
Cautionary Note Regarding Forward Looking Information..................  9
Management's Discussion and Analysis of Financial Condition
   and Results of Operations............................................ 9
Proposed Business...................................................... 12
Management............................................................. 16
Certain Related Party Transactions..................................... 20
Principal Stockholders................................................. 20
Description of Securities.............................................. 21
Selling Securityholders................................................ 24
Plan of Distribution................................................... 26
Shares Eligible for Future Sale........................................ 28
Where You Can Find More Information.................................... 28
Legal Proceedings...................................................... 29
Legal Matters.......................................................... 29
Experts................................................................ 29
Index to Financial Statements.......................................... F-1
Financial Statements................................................... F-2
                            ------------------------

     You may rely only on the information contained in the prospectus. We have not authorized anyone to provide information different from that contained in the prospectus. Neither the delivery of the prospectus nor sale of common stock means that information contained in the prospectus is correct after the date of the prospectus. The prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                               PROSPECTUS SUMMARY


     Nexgen Publishing Group, Inc. is a newly-formed development company which, Sin January, 2003, acquired the right to publish the business financial magazine, "Bid" Magazine, and the website, www.nexgenpublishing.com, from Nexgen Ventures, Inc.


     Nexgen Ventures published one issue of Bid Magazine in June, 2001 and distributed it in June and July, 2001. The magazine provided in-depth analysis and reporting on the forces driving innovation and technology and a blend of commentary and financial analysis of the financial markets. Nexgen Ventures also commenced a related website, www.nexgenpublishing.com, which contained the contents of the magazine and also served as a portal to relevant websites.

     Our objective is to recommence the publication of Bid Magazine and establish Bid as a comprehensive financial news and information destination for investors in high tech stocks. We aim to develop a loyal community of readers to our print version and visitors to our online version in order to build, newsstand sales and a subscription base and to attract advertisers.


     We are registering the resale of common stock and warrants owned by present securityholders and the shares underlying the warrants. Selling securityholders may sell their shares at $.25 per share until a securities market quotes the shares. Thereafter, selling securityholders, who are not affiliates, must sell their shares at market prices or at privately negotiated prices. Selling securityholders who are affiliates must sell their shares at $.25 per share for the duration of the offering. Warrantholders must sell their warrants at $.01 until a securities market quotes the warrants. Thereafter, warrantholders, who are not affiliates, may sell their warrants at market prices or at privately negotiated prices. Warrantholders who are affiliates must sell their warrants at $.01 per warrant for the duration of the offering.


                                  THE OFFERING


Shares offered by the selling
  securityholders................. 595,000 shares of common stock or which
                                   145,000 shares are presently owned by the selling securityholders and 435,000 underlie warrants which are owned by the selling securityholders. We can provide no assurance that any warrants will be exercised.


Common stock outstanding.......... 16,273,000 shares

Warrants outstanding.............. 435,000 warrants

Common stock outstanding after
 exercise of outstanding warrants. 16,708,000 shares


Use of  proceeds.................. The selling securityholders will receive the net proceeds and we will receive none of the proceeds from the sale of the shares offered by the prospectus.

                          SUMMARY FINANCIAL INFORMATION

     For the period from inception to May 31, 2002, and February 28, 2003 and the nine month period ended February 28, 2003.

                                                 Period             Period
                                Nine           Commencing         Commencing
                               Months        December 6, 2001   December 6, 2001
                               Ending        (inception) to      (inception) to
                         February 28, 2003    May 31,2002      February 28, 2003
                          ---------------    ---------------   ---------------

Net revenues                 $       0         $       0          $       0

Operating expenses              17,400                 0             17,400
Other Expenses                       0            15,378             15,378
                            -----------        ----------         ----------
Net Loss                    $  (17,400)        $ (15,378)         $ (32,778)
                            ===========        ==========         ==========
 Net income (loss)
    per weighted average
    share, basic             $    (.00)        $    (.00)
                            ===========        ==========
 Weighted average number
    of shares-basic         16,205,679        15,378,000
                            ===========       ===========

BALANCE SHEET                                 February 28,         May 31,
                                                  2003              2002
                                               ----------        -----------
Total assets                                   $  25,700           $      0
                                                ========           =========
Total liabilities                                 28,750                  0
Total stockholders'
   equity                                       $ (3,050)          $      0
                                                ========           =========



(1) Pro-forma diluted loss per share excludes the 435,000 shares of common stock underlying the warrants since the exercise of such warrants would be antidilutive.

                                  RISK FACTORS

     You should carefully consider the risks described below before making a investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.


If the high tech segment of the stock market does not regain its vitality, our magazine will not succeed in attracting subscribers and our business will fail.
--------------------------------------------------------------------------------


     The collapse in the stock market, particularly in the high tech sector, has caused a decrease in the activity of individual investors, who we believe are the foundations of our potential subscriber base, and a decrease in the interest in investors in purchasing magazines or viewing websites devoted to analyses of stock market investment opportunities.


     As a result, a number of financial publications have ceased business, including "Individual Investor," "Industry Standard" and "Red Herring." The magazines and web portals which remain have seen decreases in advertising revenue. We can offer no assurance that the stock market will recover, in general, or that the high tech segment specifically will recover. We believe that if the high tech segment of the stock market does not recover, our attempts to revive Bid Magazine and revitalize our website will not succeed and our business will fail.


Any fluctuations in the price or supply of paper or in printing expenses would cause our expenses to increase and our margins to decline.
--------------------------------------------------------------------------------


     Paper is our single largest raw material expense. We depend upon outside suppliers for our paper and printing, and we hold no paper inventory. In addition, we rely on third parties for our printing services. A material increase in paper prices or printing costs would increase our costs of publishing Bid magazine without the ability to pass along these increases to our customers. As a result, our gross profit margins would decline and we might operate at loss. Continued losses would lead to the dissolution of our business.



Our business needs funding to succeed and we may have difficulty in obtaining it. If we cannot secure funding, our business will fail.
--------------------------------------------------------------------------------

     We have no working capital. We cannot offer any assurance that our warrants will be exercised. If our warrants are not exercised or if additional funds are needed, we may not be able to obtain funding, and, even if we succeed in obtaining financing, we may have to accept terms that would adversely affect our shareholders. Nexgen Ventures, Inc., our majority stockholder, has promised us orally that it will fund the production as an equity contribution of four issues of Bid Magazine and maintenance of our website for a year from the date of the prospectus as a contractual commitment. If Nexgen Ventures is unable to fund the publication of our magazine or the maintenance of our website, we will cease business. Even if Nexgen Ventures funds the publication of four issues of our magazine and website maintenance, if we do not develop sufficient revenues from our operations or receive funding from warrant exercise, we will be unable to continue in business subsequent to the cessation of stockholder funding.

We depend on our outside contributors for our editorial content of Bid Magazine and if we cannot obtain them we will be unable to publish our magazine.
--------------------------------------------------------------------------------


     Our future success depends substantially upon the continued efforts of outside editorial contributors to produce original, timely, comprehensive and trustworthy content for Bid magazine. No writer has entered into an agreement with us and we do not intend to enter into agreements with editorial staff, including writers, at this time. We may not be able to retain writers who contributed to our first issue or attract additional highly qualified writers and thus may not be able to publish a quality magazine leading to the failure of our business.



If our revenue model is not successful, our business will fail.
---------------------------------------------------------------


     Our revenue model calls for the generation of subscription and advertising revenues from Bid magazine and advertising revenues from the Internet version of our magazine at www.nexgenpublishing.com. We can give no assurance that this revenue model will be successful and that we will attract subscriptions and advertisers.

     If we do not generate revenues through subscriptions from our target subscriber market of investors in high technology stocks or, if we generate revenues from these sources but they are lower than we anticipate, our revenues will not be sufficient for us to continue as a going concern.


We anticipate that we will incur losses for the foreseeable future after we recommence publication of Bid magazine which, if continued, could jeopardize our ability to remain in business.
--------------------------------------------------------------------------------

     We expect to incur losses through costs associated with publishing Bid Magazine and maintaining its affiliated website for the foreseeable future. Our revenue may not be sufficient to cover our expenses. We may never be profitable or, if we become profitable, we may be unable to sustain profitability. If we remain unprofitable, we will not be able to continue as a going concern.


We must develop and maintain a distinctive brand identity or other publications will assume our subscriber and advertising base and we will fail.
--------------------------------------------------------------------------------

     We believe brand identity is important to attracting and expanding our client base. We believe the significance of brand and name recognition will intensify as the number of competing companies increases. We cannot assure you that we will be able to develop our brand identity so as to gain any significant market recognition. Without market recognition, we may be unable to sell issues of our magazine, or attract advertising to our magazine or website and our business would fail.

If we cannot establish a subscriber base our business will fail.
----------------------------------------------------------------

     The edition of Bid Magazine which we published was distributed to pre-screened investors without charge. Our future success is highly dependent on the number of readers who are willing to subscribe to our print and online financial news and information publication. If the market for subscription-based financial news and information publications does not develop or develops more slowly than we expect, our business, results of operations and financial condition could be materially adversely affected and our business will fail.

Our auditors have questioned our ability to continue as a going concern; and if we cannot raise funds or become profitable, we will be forced to suspend operations.
------------------------------------------------------------------------


     Our independent auditor's report letter which accompanies our financial statements states that the fact that we are required to generate sufficient cash flow to meet our necessary capital requirements and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we are unable to generate revenues or raise substantial funds from warrant exercise or other sources, as yet unknown, we will be unable to continue as a going concern and will be forced to suspend operations.


An active market for our common stock may not develop, making it difficult for you to sell your stock.
--------------------------------------------------------------------------------

     Prior to the date of the prospectus, there has been no public market for our common stock. It is uncertain the extent to which a trading market will develop or how liquid that market might become. An illiquid market for our stock may result in price volatility and poor execution of buy and sell orders for investors. Historically, stock prices and trading volumes for newly public companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their business or results of operations. Our volume may be below that which is needed for warrantholders to exercise any or all classes of their warrants and sell our underlying stock at a profit. Thus, the possibility of funding our ongoing operations from warrant exercise will cease in the event an active trading market does not develop. In that event, we would have to depend on funding from Nexgen Ventures, our major stockholder, in order to publish future issues of Bid Magazine.


Warrantholders will suffer immediate dilution when they exercise their warrants.
--------------------------------------------------------------------------------

     Upon completion of warrant exercise, our net tangible book value per share will be substantially lower than the exercise price of the warrants. Warrantholders who exercise their warrants will bear substantially all of the risk of loss, while control will remain in the hands of our present stockholders. There are no preemptive rights in connection with our common stock. Therefore, warrantholders who exercise their warrants will be further diluted in their percentage ownership if and when we issue additional shares in connection with fundraising, employee benefits or other purposes.

We may redeem our warrants for nominal consideration and warrantholders may be unable to sell or exercise them.
--------------------------------------------------------------------------------

     We may redeem any class of warrant for $.001 each upon 10 days' prior notice, if the closing bid price of our common stock for any five consecutive trading days ending within ten days of the notice of redemption exceeds the exercise price of any class of warrant by $.10. If there is no current registration statement or if the warrants and underlying shares are not registered in the state of residence of the warrantholder, warrantholders may not exercise their warrants and they would expire worthless or would have to be redeemed for nominal consideration.

If the market price of our common stock does not exceed the exercise prices of a class of our warrants, it would be never be advantageous for a holder of that class to exercise his or her warrants.
--------------------------------------------------------------------------------

     We have issued three classes of warrants, "A," "B" and "C," exercisable at $.75, $1.00 and $1.25 respectively. It would never be advantageous for a holder of any class of our warrant to exercise that class if our stock price does not exceed the exercise price of that class of warrant. We can offer no assurance that our stock price will exceed the exercise price of any class of warrant; in which case, warrantholders may not profit from the exercise of their warrants and resale of our common stock.


Our auditors are not licensed to practice in New York State where our business is located and thus we may be subject to state regulatory action for use of an unlicensed auditor.
--------------------------------------------------------------------------------

     Our auditors, Baum & Company, are licensed certified public accountants in the State of Florida but are not licensed in New York State where our head-quarters are located. Thus, we face the risk of administrative action in New York State through our use of an auditor unlicensed in that state.


                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the selling security-holders' shares offered by the prospectus. All proceeds from the sale of the selling securityholders' shares will be for their accounts. We can give no assurance that any of our warrants will be exercised.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of February 28, 2003.

                                                          February 28, 2003
                                                          -----------------

Long Term Debt                                             $         0
Accounts Payable                                                28,750
                                                                -------
Total Liabilities                                               28,750


         STOCKHOLDERS' EQUITY

 Preferred Stock $.001 par value
    5,000,000 authorized, 0 issued                                   0
 Common stock, $0.001 par value each,
    shares authorized 50,000,000;
    16,273,000 shares issued and outstanding                    16,273

Additional Paid in Capital                                      13,455
Deficit Accumulated During Development Stage                   (32,778)
                                                               --------
  Total Stockholders' Equity                                    (3,050)
                                                               --------
Total Liabilities and Stockholders' Equity                   $  25,700
                                                               ========

                                DIVIDEND POLICY

     We have not declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

     The prospectus contains financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect our management's current understanding and beliefs, we cannot provide assurance that such forward-looking statements will be reflective of our actual future operations or financial results; and you should not rely on any such statement in connection with your decision to invest in us. These forward-looking statements involve risks and uncertainties.

     Important risks and uncertainties include our ability to achieve strategic initiatives specifically to establish a readership for our magazine "Bid" and its related website and to sell subscriptions to our magazine and advertising for our website.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     We are a development stage company and have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly those in the areas of financial magazine publishing and maintenance of an Internet portal dedicated to financial news and analysis.

     It is difficult for us to forecast our revenues or earnings accurately. We believe that future period-to-period comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance as we have and will have no backlog of orders. Our operating results in one or more future quarters may fall below investor expectations. Assuming our common stock trades on a recognized market, in that event, the future trading price of our common stock would almost certainly decline.

RESULTS OF OPERATIONS



     The following table sets forth, for the nine months ended February 28, 2003 and for the period from our inception (December 6, 2001) through May 31, 2002 and through February 28, 2003 certain data from our statements of income. This data has been derived from and should be read in conjunction with the unaudited financial statements of Nexgen Publishing Group Inc. as of and for the nine months ended February 28, 2003 and for the period from our inception (December 6, 2001) through February 28, 2003. The operating results or the period are not necessarily indicative of the results that may be expected for any future period.

                                                    Period          Period
                                                 Commencing       Commencing
                                  Nine         December 6,2001  December 6,2001
                             Months Ending     (inception) to   (inception) to
                            February 28, 2003    May 31, 2002  February 28, 2003
                            -----------------  --------------- -----------------

Revenues                       $      0          $        0        $       0
Operating expenses               17,400                   0           17,400
Other expenses                        0              15,378           15,378
                               ----------          ----------       ----------
Net income (loss) before
  provision for income taxes    (17,400)            (15,378)         (32,778)

Provision for income taxes            0                   0                0
                              ----------         -----------       -----------
Net income (loss)             $ (27,400)         $  (15,378)       $ (32,778)

     We have designed the front cover, are interviewing writers for articles and have begun to investigate sources of advertising. We intend to commence publishing the second issue of Bid magazine after our common stock trades on a public market which we estimate will cost $30,000, allocated as follows:

Editorial                             $  1,000
Design*                                  1,000
Financial writers                        5,000
Printing/Paper                          13,000
Mailing (postage and fulfillment)        9,000
Website maintenance                        500
Publicity/Sales**                            0
Miscellaneous expenses                     500
                                      ---------
        Total                         $ 30,000

------------------------------

* Fee for the overall design has been paid to our president in our shares of stock. Design referred to above related to the specific layout and art related to specific articles in each issue.

**    We intend to pay commissions based on 20% of advertising sales.

     We estimate that it will take three months from commencement of trading in our common stock to bring the next issue of the magazine to fruition. As soon as it has been printed, we will commence publishing the next issue. We have no working capital. Thus, we intend to pay for publication through the total of funds received through warrant exercise and capital contributions from our major stockholder, Nexgen Ventures, which has pledged orally to provide the difference between $30,000 per issue published, for the next four issues, and the funds raised through warrant exercise and any revenues from sales of individual issues and subscriptions and advertising revenues, if any.

     We intend to publish a minimum of four issues of Bid Magazine in the first year after our common stock commences to trade. In the event we obtain at least $250,000 from warrant exercise, magazine sales and advertising, we intend, gradually over a six month period thereafter, to shorten the spacing between issues from three months to two months. If we generate a total of $500,000 from the aggregate of warrant exercise, stockholder funding and revenues from subscriptions and advertising, we intend that Bid become a monthly magazine.

Revenues and cost of revenues.
------------------------------

     We have had no revenues and related cost of revenues since inception. Revenues and associated costs are anticipated upon the publishing of Bid magazine and website development.

Operating Expenses
------------------

     Total expenses were $32,778, inclusive of $22,500 in consulting services and $12,400 in imputed rent expense. Other expenses of $15,378 were due to the write off of acquisition goodwill of Bid magazine. Increased operating expenses are projected concurrent with the commencement of publishing the next issue of Bid magazine.

Liquidity and Capital Resources
-------------------------------

     In January 2002, we issued 15,378,000 shares of common stock for the acquisition of the right to publish a financial magazine called "Bid" and a website called "nexgenpublishing.com." We also sold 145,000 shares of common stock and 435,000 common stock warrants at $.01 per share for a total of $1,450, and 750,000 shares of common stock were issued for services at $.01 per share for a total of $7,500. Additional paid in capital increased, reflective of $12,400 of imputed rent. We have only $700 cash on hand and will rely on warrant exercise once we are trading and on capital contributions from Nexgen Ventures, our major stockholder, to publish our magazine and otherwise fund the operations of our business. At present, we have no cash flows. We have no current material commitments for capital expenditures and can exist indefinitely until we start publishing our magazine.

     Various trends over which we have no control may affect our ability to publish Bid Magazine and to become a going concern. Those trends include a rebound of advertising by high tech companies in business and financial media and the return of individual investors to high tech stocks. Our management believes that a key indicator of the return of individual investors to high tech stocks will be the recovery of the Nasdaq Composite Index as most of the high tech stocks to be featured in Bid will trade on Nasdaq and a higher percentage of high tech stocks trade on Nasdaq than on other exchanges. The Nasdaq Composite Index having declined from its high of 5048.62 on March 10, 2000 reached a low of 1,108.49 in October, 2002 and has increased, as of June 30, 2003, to 1,612.09.

     In addition, Bid Magazine is dependent upon finding distribution for newsstand sales, advertisers for its print media and website, and purchasers for single issues and subscribers. We intend to use established companies which have established routes to magazine sellers in New York City and other major urban centers. Finally, we must contract with suppliers of paper and print services, graphic artists, writers, and technical support personal. The prices for their products and services will determine on whether we can publish our magazine at a profit.

        Milestones
        ----------

     We are presently interviewing writers and investigation advertising sources, but will await the commencement of trading in our securities before we intend to commence publishing our magazine and re-establishing our website. We have no cash overhead until we begin publishing our magazine and hosting our website.

     In the event we fail to raise any or sufficient funding from warrant exercise or third parties, Nexgen Ventures, our major stockholder, has orally committed, that once our stock trades on a public market to fund the publication of the next four issues of Bid Magazine and to maintain its website. Nexgen Ventures is committed to expend up to $30,000 per issue, which is the amount we calculate we will need to publish and distribute each issue of Bid Magazine, less funds from warrant exercise, sales of equity, subscriptions and advertising. Funding from Nexgen Ventures would constitute a capital contribution and would not be repaid; nor would Nexgen Ventures receive any stock, warrants or other consideration. Each magazine would be published initially on a quarterly basis and, in the event funds are available for publishing, our President has agreed to contribute design services for the next four issues.

     We estimate that if proceeds equal or exceed an aggregate of $200,000 from warrant exercise and sales of our securities, we will be able to hire sufficient staff to publish at least six issues of Bid Magazine, even if the magazine would generate no revenues from subscriptions, newsstand sales or advertising. This level of funding would not be sufficient to permit the staffing of a marketing department or an in-house design and production department.

     If we raise over $500,000 from warrant exercise or other sales of our securities, we will be able to hire a full-time staff of design, editorial and advertising sales personnel with the intention to publish a magazine starting on a quarterly basis and becoming a monthly magazine six months after sufficient funding is received. With such funding we would be able to publish at least twelve issues, including overhead, even if the magazine generates no revenues from subscriptions, newsstand sales or advertising. The actualization of this intention is contingent upon the costs of publishing the magazine and its subscription and advertising base. That level of funding would permit us to establish in-house marketing and design and production departments and the hiring of one full time manager. Our business plan at any funding level calls for the use of freelance writers. Ms. Pahng, our President, would have overall design and production responsibility but would not be a full-time employee.

     Staff requirements* sufficient for our needs are:

Editorial                              1
Writers                                6
Designer                               1
Distribution and fulfillment           1
Website                                1
Publicity and sales                    1

------------------------

* The editor, writers and the designer will be on a part-time consultant basis until we generate through sales of our securities or revenues at least $500,000.



                          PROPOSED BUSINESS
Introduction
------------


     We are a Delaware corporation formed on December 6, 2001. We purchased the right to publish the financial magazine "Bid" and rights to the website "www.nexgenpublishing.com" from Nexgen Ventures for 15,378,000 shares of our common stock, valued at par value, or $15,378, which constituted reimbursement of Nexgen Ventures' reported cash cost of publishing the first issue of "Bid" magazine in June, 2001. The assets purchased consisted of the name "Bid" as the title of a financial magazine, the names of writers, printers and other contractors and a website. Prior to the acquisition of the assets from Nexgen Ventures, we had no stockholders. Jessie Pahng was the President and sole director and was our control person prior to the acquisition of the magazine business. The control person of Nexgen Ventures was Guy Cohen. No relationship existed between Mr. Cohen or Nexgen Ventures and Ms. Pahng. The terms were set by negotiation. They were that we would issue shares with an aggregate par value equal to the actual cash spent to publish the first issue of the magazine. Nexgen Ventures sold the right to publish Bid magazine as it was unable to fund additional issues. We were interested in purchasing these rights as we believed that we could raise funds to publish Bid magazine through being a publicly traded company and raising money by virtue of warrants or other means dependent on our securities being publicly traded.

     In the transaction, Nexgen Ventures became our major stockholder. Bid Magazine which we now own was published in June 2001 and was conceptualized, designed, edited, and printed during the six months beginning January 1, 2001 which preceded publication. We did not obtain a fairness opinion. On June 10, 2002, we issued 200,000 shares to Jessie Pahng, President/Treasurer, 100,000 shares to Alan Behar, Vice-President/Secretary for new design of Bid magazine cover and updated templates for the entire magazine and analytical consulting services relating to the feasibility of gaining advertisers, and pricing of advertising, and initial budget for sales and marketing, respectively, valued at $.01 per share. We have spent no cash on research and development.

     In June, 2002, we sold 145,000 units, at $.01 per unit, each consisting of one share of our common stock and three common stock purchase warrants (Class A, Class B and Class C) carrying the right to purchase in the aggregate of 435,000 of our shares to investors. The units were immediately separable into the constituent securities.


     Nexgen Ventures published the first issue of Bid Magazine in June, 2001 and distributed 10,000 copies free of charge through mailing lists of sophisticated investors. It established a website called www.nexgenpublishing.com in which it reprinted the contents of the print version of the magazine. Unfortunately, the downturn in the market, measured both by a fall in stock prices but also by volume, particularly the high tech sector, did not abate, particularly after the events of September 11, 2001; and Nexgen Ventures did not publish a second issue as it was unable either to raise revenues from advertising or from subscriptions. Our management cannot offer any assurance that recent increases in stock market averages or volume will continue or that they will augur well for its print or online publication, but it believes that these trends are positive and that it can now pursue its goal of resuming publication.

Bid Magazine and nexgenpublishing.com
--------------------------------------


     We purchased the right to publish our financial magazine, both print and Internet, from Nexgen Ventures which is our major stockholder. Our flagship publication, Bid Magazine, is a consumer-oriented investment magazine that, in its first issue, offered proprietary research, analysis and recommendations, together with commentary and opinion on investment ideas. Going forward, we intend to differentiate it among personal finance magazines through a focus on identifying investment opportunities in high technology, biotechnology, digital media and e-commerce. Bid intends to be a provider of original, timely, comprehensive and trustworthy financial news, commentary and information aimed at helping readers make informed investment decisions.


     Bid's future issues will target financially sophisticated individuals with substantial net worth, several years of investing experience, and significant investment portfolios. It will only discuss public technology companies which trade on the Nasdaq National Market, New York Stock Exchange or American Stock Exchange.

     Bid Magazine was published in four colors on 80 lb. glossy paper while the cover was on 150 lb. glossy paper and was distributed in June and July 2001. The issue contained 28 pages of which seven pages contained advertising. All advertising was free to the advertiser. It also placed advertising free of charge to the advertisers which were either companies which traded on Nasdaq or brokerage firms. Advertisers included Palm, CIBC World Market and Neuburger Berman. The issue contained ten original articles of which the three featured articles were on the themes of telecom, venture capital and biotechnology. Other articles covered mutual funds, analyses of high tech stocks. Of the 10,000 copies printed, 9,500 were mailed to a proprietary list of high tech high net worth investors.


     We intend that Bid Magazine commence publication after our stock begins to trade publicly on a quarterly basis initially distributed without charge to a controlled circulation of approximately 50,000 investors who are interested in technology-oriented investments. Eventually, our management believes that Bid should become a monthly publication. If, after we become a public company, and our stock begins to trade we cannot raise capital, Nexgen Ventures, our major stockholder, has orally committed to fund the publication of four issues of Bid Magazine over a period of a year. Our goal is to publish a financial magazine that will be distributed on newsstands in major cities and airports throughout the United States as well as through paid subscription. We intend to sell advertising primarily to financial services companies, consumer advertisers, public companies interested in attracting the publications' readers as investors and business-to-business and technology advertisers.


Publication Frequency and Duration
----------------------------------


     In the event we fail to raise any funding from warrant exercise or other equity funding, after our stock trades publily, Nexgen Ventures, our major stockholder, has orally committed to fund the publication of the next four issues of Bid Magazine and to maintain its website for a one year period. It will provide the difference between the funds raised through warrant exercise, any other equity funding, subscription sales and advertising and the cost of publishing the magazine and maintaining the website. It will provide such funding as capital contributions and will receive no stock, warrants, promissory notes or other consideration.

     We estimate that if proceeds from warrant exercise or other equity funding or from subscription sales or advertising equals or exceeds $200,000, we will be able publish six issues of our magazine using consultants. Nexgen Ventures, our major stockholder, has committed to make up any shortfall in funding for four issues subsequent to our stock trading on a public market.


     If we raise over $500,000 from sale of equity, we will be able to hire a full-time staff of design, editorial and advertising sales personnel with the intention to publish a magazine starting on a quarterly basis and becoming a monthly magazine within six months.


     We have started discussions with writers as to suitable subject matter, paper suppliers and printers for the publication of our next issue, but have not concluded any agreements. We have also started discussion with paper suppliers and printers, but have not entered into any supply or service agreements nor have we or our major stockholder expended any funds toward the publication of future issues.

Revenues
--------

     We have generated no revenues as of the date of the prospectus. We intend to generate revenues from advertising in our magazine and on our website. We cannot predict how successful we will be in generating revenues from these sources and whether or not we will become self-supporting. We have established a policy that we will not accept any advertising from any company featured in any article or on our website.

Intellectual Property
---------------------

     We have not, to date, registered the name "Bid Magazine" with the United States Patent and Trademark Office. We intend to trademark the name once our stock trades publicly and thereafter intend to derive value from the development and exploitation of our intellectual property. There can be no assurance, however, that our intellectual property rights will be granted and, if granted, will be successfully exploited or that such rights will not be challenged or invalidated in the future.

Our Website
-----------


     We launched our website, nexgenpublishing.com, in 2001. The site provides users with a digital version of Bid Magazine. As issues are published, the website will publish the contents of Bid Magazine several weeks after publication of the print version. We intend to sell banner advertising on our online site.


Competition
-----------


     Larger companies that publish multiple titles, publish many of the print publications with which we compete. These companies have significantly greater resources and more extensive relationships with advertisers than we do. We believe these publishers have a competitive advantage because of their ability to attract subscribers and advertisers and promote sales more extensively than we can. Our strategy is to compete on the basis of Bid Magazine's unique editorial focus on high tech companies for sophisticated investors. Some of the publications focused on personal finance that compete with us are Business 2.0, Money and Worth. In addition, we compete against publications with a broader editorial focus, including The Wall Street Journal, Barron's, Investors Business Daily, Business Week, Forbes and Fortune. Red Herring, which we considered a major competitor, recently ceased publication.


     In addition, we compete with online research and market intelligence services, such as Knobias, which provide stock quotes, charting tools, company profiles, trading statistics and other features.

Employees
---------

     As of June 30, 2003, we had no employees but used consultants, including our officers. We have no verbal or written agreements under which consultants would work for us in the future. Our offices have not been paid in addition to the shares of our common stock received.


Facilities
----------

     We use of facilities, including computer and office equipment located in the office of our major stockholder, Nexgen Ventures. These facilities are provided to us free of charge on a month-to-month basis. The facilities are located in a modern office building and include two executive offices, use of a conference room, reception area, computer and office equipment, broadband Internet access and office services. Since writing, editing, formatting and printing functions are intended to be performed by consultants or contractors in their locations, we consider the office space adequate for the present needs of publishing the magazine and maintaining the website.

                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth certain information regarding our executive officers and directors who will serve until the next annual meeting of our stockholders until their respective successors are elected and qualify.


Name                        Age   Position                      Since
-------------------------   ---   --------------------         --------
Jessie Pahng                37    President, Treasurer         1/1/2002
410 Park Avenue                   and a Director**
New York, New York 10022

Alan Behar                  43    Vice-President-Sales,        6/1/2002
410 Park Avenue                   Secretary and a
New York, New York 10022          Director

------------
*  Ms. Pahng served as our Secretary from January 2, 2002 until June 1, 2002.


     Jessie Pahng has, since June, 2002, served as Associate Director of the Parsons Institute of Information Mapping, of New School University, New York, New York. From September, 2001 to January, 2003, she taught courses in Communication Design at Parsons School of Design of New School University. In June, 2001, she founded The Greenfield Corporation, a New York City-based multimedia design company. From March, 2000 to March, 2001, Ms. Pahng was a Senior Designer at Sapient Corp. (Nasdaq National Market), Cambridge, MA, and from December, 1998 to March, 2000 she served as a Senior Designer at Zefer Corp., Boston, MA, both large-scale web design firms. From May, 1995 to February, 1997, she was founder and principal designer of Sherman Square, Ltd., a graphic design firm. She is presently pursuing her MBA in Design Management at Westminster University, Harrow, England. She earned her M.A. in Design for Interactive Media from Middlesex University, London, England in September, 1998. Ms. Pahng earned her Bachelors of Fine Arts at Parsons School of Design, New School University, in January, 1993.

     Alan Behar is an independent financial consultant. He served, from April, 1999 to September, 2002, as an analyst for Nexgen Holdings, Inc., an investor in early stage companies. From April, 1993 to January, 1999, he was President and Chief Executive Officer of Coffee Development Corp., an owner and operator of coffee bars until the business was sold to a non-affiliated party. From September, 1984 to March, 1993, Mr. Behar was a registered representative with Shearson Lehman Brothers. He received his B.A. from the University of Miami in June, 1984.


Director Compensation
---------------------

     Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending board and board committee meetings. We have not paid any reimbursement as of June 30, 2003

Executive Compensation
----------------------


     No officer or director has received any cash compensation for acting as such. Ms.Pahng and Mr. Behar received 200,000 and 100,000 of our shares of common stock for services rendered to us valued at $.01 per share or $2,000 and $1,000 respectively.


Compensation Arrangements
-------------------------


     We have not entered into employment contracts with any of our management employees. We have not paid cash salaries to any management employee and do not intend to until funds are received from sales of equity, magazine sales or advertising or from Nexgen Ventures, our major stockholder. Nexgen Ventures is a private investor in the securities of smaller companies. We have issued 200,000 shares of our common stock to Jessie Pahng, our President for designing the cover for Bid Magazine and 100,000 shares of stock to Alan Behar, our Vice-President for formulating marketing and distribution of Bid Magazine. These shares were valued at $.01 each. We have not entered into any discussion with our management employees as to salaries if and when we are funded. The compensation paid to our officers addresses all compensation awarded to, earned by or paid to them.

Executive Compensation
----------------------

     The following table sets forth for the fiscal year ended May 31, 2002, the compensation we paid to our Chief Executive Officer and any other executive officers who earned in excess of $100,000 based on salary and bonus.


                           Summary Compensation Table

                                                                                                 Long Term
                                                                                               Compensation
                                                     Annual Compensation                          Awards
====================================================================================================================
                                                                            Other Annual        Securities
      Name and Principal                                                    Compensation        Underlying
          Position                 Year          Salary ($)  Bonus ($)           ($)           Options/SARs (#)(1)
====================================================================================================================
Jessie Pahng                        2002            -0-             -0-           $ 2,000*                 -0-
Chief Executive Officer




------------------------

* Ms. Pahng was issued 200,000 shares valued at $2,000 for services related to the design of the cover of Bid Magazine in the first quarter of the 2003 fiscal year.

--------------

Option Grants for the fiscal year ended May 31, 2002
----------------------------------------------------

     The following table sets forth information concerning the grant of stock options to the named executive officer during the fiscal years ended
2002 and 2001.


                                                                 Individual Grants
======================================================================================================================
                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                 Number of    % of Total                                      Annual Rates of
                                  Shares        Options                                         Stock Price
                                Underlying     Granted to    Exercise                          Appreciation
                                 Options       Employees     Price Per   Expiration          for Option Term
            Name                 Granted        in Year        Share        Date             5%             10%
======================================================================================================================

Jessie Pahng                        -0-           -0-           -0-         -0-                -0-            -0-


Aggregated Option Exercise for the fiscal years Ended May 31, 2002 and 2001 and Fiscal Year-End Option Values

     The following table sets forth information concerning the exercise of stock options during the fiscal years ended May 31, 2002 and 2001 by the named executive officer, and his options outstanding at the end of the transition period.

======================================================================================================================
                    Aggregate Option/SAR Exercises in Transition Period and TP-End Option/SAR Values
======================================================================================================================
                                                               Number of Securities
                                                              Underlying Unexercised
                                                             Options/SARs at TP-End     Value of Unexercised In-
                                             Shares                   (#)                 the Money Options/SARs
                            Acquired on      Value         ===========================        at TP-End ($)
         Name               Exercise (#)   Realized ($)    Exercisable   Unexercisable   Exercisable  Unexercisable
======================================================================================================================
 Jessie Pahng                   -0-           -0-              -0-           -0-             -0-

======================================================================================================================


Indemnification of directors and executive officers and limitation of liability
-------------------------------------------------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the Delaware General Corporation Law, our amended certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to our company or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, our Bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the Delaware General Corporation Law. Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions. The rights conferred in our Bylaws are not exclusive. We have not obtained directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       CERTAIN RELATED PARTY TRANSACTIONS


     On January 3, 2002, we purchased the right to publish the financial magazine "Bid" and rights to the website "www.nexgenpublishing.com" from Nexgen Ventures for 15,378,000 shares of our common stock, valued at par value, or $15,378, which constituted reimbursement of Nexgen Ventures' reported cash cost of publishing the first issue of "Bid" magazine in June, 2001. The beneficial owner of Nexgen Ventures is Guy Cohen.

     Nexgen Ventures has provided office space to us with a value as of the date of the prospectus of $12,40 without cost and without the issuance of additional shares of our common stock, as a capital contribution. On June 10, 2002, we issued 200,000 shares to Jessie Pahng, President/Treasurer, 100,000 shares to Alan Behar, Vice-President/Secretary valued at par or $2,000 and $1,000 respectively for services. Ms. Pahng designed the cover for magazine; Mr. Behar surveyed the market for subscriptions and adver- tising. In June, 2002, as part of a private placement, we sold 5,000 units each consisting of one share and three warrants to Ms. Pahng and 10,000 units to Mr. Behar. All sales were made pursuant to Rule 504 under Section 3(b) pursuant to the Securities Act of 1933. The price of the securities and the terms of the sale to Ms. Pahng and Mr. Behar were the same as the price and terms of other investors.

     We believe that these transactions were on terms as favorable as could have been obtained from an unaffiliated third party. All future transactions we enter into with our directors, executive officers and other affiliated persons will be on terms no less favorable to us than can be obtained from an unaffiliated party and will be approved by a majority of independent, disinterested members of our board of directors, and who had access, at our expense, to our or independent legal counsel.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 31, 2003 by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, each of our directors and executive officers and all executive officers and directors as a group.

                         Shares of Common Stock Beneficially Owned(1)
                         --------------------------------------------
Name                                           Number               Percent
----------------------                     ---------------          -------

Jessie Pahng  (2)                               220,000              1.4%
One Sherman Square
New York, New York 10023

Alan Behar (3)                                  140,000              0.9%
410 Park Avenue
New York, New York 10022

Nexgen Ventures, Inc.(4)                     15,378,000             94.5%
410 Park Avenue
New York, New York 10022

Directors and officers                          305,000              1.8%
  (2 person)

------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entity named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock underlying warrants or options that are currently exercisable or exercisable within 60 days of the date of the Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 16,273,000 shares of our common stock outstanding as of the date of the Prospectus.

(2)  Includes 15,000 warrants owned by Ms. Pahng.

(3) Includes 30,000 warrants owned by Mr. Behar. Does not include 5,000 shares owned by Elia Behar, Alan Behar's mother or 2,500 shares owned by Marc Behar, his brother. Mr. Behar disclaims beneficial ownership of the shares owned by Elia Behar or Marc Behar.

(4)  Nexgen Ventures, Inc. is beneficially owned by Guy Cohen.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 16,273,000 shares are issued and outstanding as of the date of the prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

     Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders. Cumulative voting for the election of directors is not provided for in our amended certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of legally available funds at such times and in such amounts as our board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Preferred Stock

     We may, subject to limitations prescribed by Delaware law, provide for the issuance of up to 5,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Common Stock Purchase Warrants

     We have issued to the selling stockholders three classes of redeemable common stock warrants. Each class is exercisable for a period of two years commencing the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock as follows:

     o    the Class "A" Warrants for $.75;
     o    the class "B" Warrants for $1.00; and
     o    the Class "C" Warrants for $1.25.

     We can redeem each class of warrant by paying the warrantholders of that class $.001 per warrant, if we provide to each warrant holder 30 days' written notice that we intend to redeem that class of warrant.

     We may only redeem warrants if:

     o there is an effective registration statement relating to the shares for which the warrants are exercisable and

     o if, the bid closing price on the market in which our common stock trades

          +    exceeds $.10 above the exercise price
          +    for a period of five consecutive days
          +    ending  within  ten  days  prior  to the  date of the  notice  of redemption.

     As a result of the redemption of any class of warrant, the outstanding warrants of that class will be canceled and we will send, as soon as practicable, a check representing the aggregate redemption price to each holder.

     Warrantholders may only exercise their warrants when there is a current effective registration statement covering the underlying shares of common stock. If we are unable to maintain a current effective registration statement, warrantholders will be unable to exercise their warrants and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants.

     Warrants may be exercised by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected through the period in which the warrants remain exercisable. The holders of these warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the warrants.

     In the event the proceeds of warrant exercise are not sufficient for the development and growth of our business, we may seek additional financing. At lthis time we believe that the proceeds of exercise of existing warrants will be sufficient for such purpose and therefore do not expect to issue any additional securities at this time. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports to Stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on May 31st.

Transfer Agent

     We have appointed Olde Monmouth Stock Transfer Co., Inc., Atlantic Highlands, New Jersey, as transfer agent for our shares of common stock and our warrants.

                              SELLING SECURITYHOLDERS

     All of our warrants and shares offered under the prospectus may be sold by the holders who either have previously acquired their shares or who will acquire such shares from us upon the exercise of warrants. We will not receive any of the proceeds from sales of shares offered under the prospectus, but will receive the exercise price upon the exercise of the warrants.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling securityholders will be borne by selling stockholders.


     The selling stockholders are offering a total of 435,000 warrants and 680,000 shares of our common stock. The following table sets forth:


     o    the name of each person who is a selling securityholder;
     o the number of securities owned by each such person at the date of the prospectus; and
     o the number of shares of common stock such person will own after exercise of warrants.

     The following table assumes the exercise of all warrants beneficially owned by each such holder. The column "Shares Owned Prior to the Offering" includes shares of common stock issuable upon exercise of all currently exercisable warrants. The column "Shares Owned After Exercise of Warrants and Sale of Underlying Shares" gives effect to the sale of all the shares of common stock being offered by the prospectus.



                                                                  Shares Owned After
                                       Shares Owned Prior to     Exercise of Warrants
                           Number of      to the Offering    and Sale of Underlying Shares
                            Shares     ---------------------  ----------------------------
 Selling Stockholder        Offered     Number     Percent           Number   Percent
--------------------      -----------  ---------   -------           ------   -------

The Pembridge Capital
  Establishment  (2)        20,000      20,000        --                  0      --
Amanda Berk (3)             20,000      20,000        --                  0      --
Aaron Berk (3)              20,000      20,000        --                  0      --
Theodore Berk (3)           20,000      20,000        --                  0      --
Elaine Berk (3)             20,000      20,000        --                  0      --
Donna H. Whitbeck (4)       20,000      20,000        --                  0      --
Charles Jones               10,000      10,000        --                  0      --
Mark Leon                   10,000      10,000        --                  0      --
Jessie Pahng (9)            20,000     220,000        1.2%          200,000      1.0%
Judith A. Elliott (4)       20,000      20,000        --                  0      --
Myron A. Baker (5)          20,000      20,000        --                  0      --
Priscilla Cathcart (4)      20,000      20,000        --                  0      --
Vera F. Baker (5)           20,000      20,000        --                  0      --
Debra R. Graham (5)         20,000      20,000        --                  0      --
Bruce Kovalaski (4)         20,000      20,000        --                  0      --
Eyal Even                   10,000      10,000        --                  0      --
John Cavanaugh              20,000      20,000        --                  0      --
Andres A. Brugal            20,000      20,000        --                  0      --
Serge Cohen (6)             10,000      10,000        --                  0      --
Neil Fishman                10,000      10,000        --                  0      --
Alan Behar                  40,000     140,000        --            100,000      --
Elia Behar (7)              20,000      20,000        --                  0      --
Marc Behar (7)              10,000      10,000        --                  0      --
Baluta Sergin               10,000      10,000        --                  0      --
Michael Sichel (8)          20,000      20,000        --                  0      --
Bart Sichel (8)             20,000      20,000        --                  0      --
Jeffrey Sichel (8)          20,000      20,000        --                  0      --
Lisa Reinsfield             20,000      20,000        --                  0      --
John Zanic                  10,000      10,000        --                  0      --
Falcon Crest Capital, Inc. 200,000     200,000        1.2%                0      --
Michelle Shirley            10,000      10,000        --                  0      --
Carlos Pereira              10,000      10,000        --                  0      --
Rose Marie Ramdass          10,000      10,000        --                  0      --
Julia Danchuk               10,000      10,000        --                  0      --
Arthur Beir                 20,000      20,000        --                  0      --
Joel Pensley               250,000     250,000        1.5%                0      --
-----------------

(1) Assumes sale of registered shares and exercise of warrants, if any, owned by the selling securityholder.

(2)  Beneficial owner is Rochfort Young.

(3) Theodore and Elaine Berk are husband and wife and Aaron and Amanda Berk are their children. Each disclaims beneficial ownership of the shares owned by any other.

(4) Judy Elliott, Priscilla Cathcart and Donna Whitbeck are sisters and Bruce Kowalski is the broker in law of each of them. Each disclaims beneficial ownership of the shares owned by any other.

(5) Myron and Vera Baker are husband and wife. Debra Graham is the adult daughter of Myron and Vera Baker. Each disclaims beneficial ownership of the shares owned by any other.

(6) Serge Cohen is the brother of Guy Cohen, beneficial owner of Nexgen Ventures, Inc., our majority stockholder. Each disclaims beneficial ownership of the shares owned by the other.

(7) Elia Behar is the mother of Alan Behar; and Marc Behar is the brother of Alan Behar. Each disclaims beneficial ownership of the shares owned by any other. Alan Behar is Vice-President, Secretary and a Director.

(8) Jeffrey Sichel and Bart Sichel are the adult sons of Michael Sichel. Each disclaims beneficial ownership of the shares owned by any other.

(9)  Falcon Crest Capital is beneficially owned by Dale Shirley

(10) Jessie Pahng is President, Treasurer and a Director.


                              PLAN OF DISTRIBUTION

     The shares covered by the prospectus may be offered and sold from time to time by the selling securityholders. In the event any selling security transfers the shares owned to any successors-in-interest after the date of the prospectus as a gift, pledge, partnership distribution or other non-sale related transfer, we will disclose the names of any donees, pledgees, transferees or other successors-in-interest in a post-effective amendment to the registration statement of which the prospectus is a part. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

     o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to the prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent; and

     o    in privately negotiated transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the prospectus.

     To the extent required, the prospectus may be amended from time to time by a post effective amendment to the registration statement to describe a specific plan of distribution or change the plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell their common stock short and redeliver the shares to close out such short positions. Selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to the prospectus (as amended through a post effective amendment to the registration statement of which the prospectus is a part) to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amount to be negotiated immediately prior to the sale.

     In offering the shares covered by the prospectus, selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of the prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

     We have agreed with the selling securityholders to keep the registration statement of which the prospectus constitutes a part effective for a period of two years from the date of the prospectus.

                       SHARES ELIGIBLE FOR FUTURE SALE

     Upon the effectiveness of the registration statement, the 435,000 warrants will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. Upon exercise of the warrants, we will have outstanding 16,708,000 shares of our common stock. Of these shares, all will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act.

     Shares and warrants held by affiliates will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) 1% of the number of shares of common stock then outstanding (which will equal approximately 167,000 shares assuming all the warrants are exercised) or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares or warrants will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                     WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by the prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as our company, that file electronically with the SEC at (http://www.sec.gov).

                              LEGAL PROCEEDINGS

     We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                LEGAL MATTERS


     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Joel Pensley, Esq., 211 Schoolhouse Road, Norfolk, Connecticut 06058. Mr. Pensley is the beneficial holder of 250,000 shares of our common stock.


                                   EXPERTS


     Our financial statements as of May 31, 2003 and 2002 have been included herein and in the registration statement in reliance upon the report of Baum & Company, P.A. independent certified public accountants, appearing elsewhere herein, and upon the authority of Baum & Company, P.A. as experts in accounting and auditing. Baum & Company are licensed certified public accountants in the State of Florida but are not licensed in New York State where our headquarters are located. Thus, we face the risk of administrative action in New York State through our use of an auditor unlicensed in that state.

                          NEXGEN PUBLISHING GROUP, INC.

                          (A Development Stage Company)



                              FINANCIAL STATEMENTS



                                 February 28, 2003

                              BAUM & COMPANY, P.A.
                          Certified Public Accountants
                        1515 University Drive - Suite 209
                          Coral Springs, Florida 33071
                                 (954) 752-1712

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Nexgen Publishing Group, Inc.
New York, New York

     We have audited the accompanying balance sheet of Nexgen Publishing Group, Inc. (a development stage company) as of May 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period commencing December 6, 2001 (inception) to May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements present fairly in all material respects the financial position of Nexgen Publishing Group, Inc. (a development stage company) as of May 31, 2002 and the results of its operations, stockholders' equity (deficit) and cash flows for the period commencing December 6, 2001 (inception) to May 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company is required to generate sufficient cash flow to meet its necessary capital requirements and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Coral Springs, Florida
July 1, 2002

                                                     /s/Baum & Company, P.A.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                       FEBRUARY 28, 2003 AND MAY 31, 2002



                                              February 28,          May 31
                                                  2003               2002
                                             ------------        ------------
                                              (unaudited)         (audited)
                                              ------------       -------------


                                     ASSETS


CURRENT ASSETS
   Due from Affiliate                        $       700         $     - 0 -
   Deferred Registration Costs                    25,000
                                             -------------       -------------


Total Assets                                 $    25,700        $      - 0 -

                                             =============      ==============


                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
   Accounts and accruals payable             $    28,750        $     - 0 -
                                             -------------      -------------


Total Liabilities                            $    28,750        $     - 0 -
                                             -------------      -------------

STOCKHOLDERS' EQUITY (DEFICIT)
 Preferred Stock $.001 par value each
   5,000,000 authorized, 0 issued                  - 0 -              - 0 -
 Common stock, $0.001 par value each,
   shares authorized 50,000,000;
   16,273,000, and 15,378,000 issued
   and outstanding February 28, 2003              16,273             15,378
   and May  31, 2002, respectively.

Additional Paid in Capital                        13,455              - 0 -

Deficit Accumulated During
  Development Stage                              (32,778)           (15,378)
                                             -------------      -------------

 Total Stockholders' Equity (Deficit)             (3,050)             - 0 -
                                             -------------      -------------
Total Liabilities and
  Stockholders' Equity (Deficit)             $    25,700        $     - 0 -
                                             =============      =============




                 See accompanying notes to financial statements.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                THREE AND NINE MONTHS ENDED FEBRUARY 28, 2003 AND
           FOR THE PERIODS COMMENCING DECEMBER 6, 2001 ( INCEPTION )
                       TO MAY 31, 2002 AND FEBRUARY 28, 2003



                                                                          Period             Period
                                                                        Commencing         Commencing
                                           3 Months     9 Months      December 6,2001    December 6,2001
                                            Ending        Ending       (inception) to    (inception) to
                                          February 28,  February 28,       May 31,         February 28
                                             2003          2003             2002             2003
                                         ------------                                    ---------------
                                           Unaudited     Unaudited                          Unaudited
                                         ------------  ------------    ---------------   ---------------

REVENUES                                  $       0      $       0        $      0         $      0


OPERATING EXPENSES

  Administrative Expenses                     7,550         12,400               0           12,400
  Consulting services                             0          2,000               0            2,000
  Consulting services-related party               0          3,000               0            3,000
                                          ----------       --------      ----------       ----------
           Total Operating Expenses           7,550         17,400               0           17,400
                                          ----------       --------      ----------       ----------

Other Expenses:

   Write-off of goodwill from
       acquisition                                0              0          15,378           15,378
                                          ----------     ----------      ----------        ---------

  Total Other Expenses                            0              0          15,378           15,378
                                          ----------     ----------      ----------        ---------
Net income (loss) before provision
  for income taxes                           (7,550)       (17,400)        (15,378)         (32,778)

Provision for income taxes                        0              0               0                0
                                          ----------     ----------      ----------        ---------

Net income (loss)                         $  (7,550)    $  (17,400)    $   (15,378)       $ (32,778)
                                          ==========    ===========    ============       ==========

Net income (loss) per
  weighted average share, basic                0.00           0.00            0.00             0.00
                                          ==========    ===========    ============      ===========

Weighted average number of shares        16,273,000     16,205,679      15,378,000       19,065,038
                                         ===========    ===========    ============      ===========





                 See accompanying notes to financial statements.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) PERIOD COMMENCING DECEMBER 6, 2001 (INCEPTION) TO FEBRUARY 28, 2003
                                   Unaudited




                                                                            Additional                      Total
                                     Number of     Common   Preferred       Paid-in       Accumulated    Stockholders'
                                      Shares       Stock      Stock         Capital         Deficit    Equity (Deficit)
                                     ---------   ---------  ---------     ------------    -----------    -------------

BALANCE, December 6, 2001                    0    $     0      $    0           $    0         $    0              $0
(inception)

Issuance of common stock for        15,378,000     15,378           0                               0          15,378
magazine business, January 3, 2002

Net Loss-period December 6, 2001             0          0           0                0        (15,378)        (15,378)
 (inception) to May 31, 2002
                                    -----------  ---------  -----------  ---------------  -------------  --------------

 BALANCE, May 31, 2002              15,378,000    $15,378       $   0            $   0       ($15,378)      $       0
                                    -----------  ---------  -----------  ---------------  -------------  --------------
Contributed capital for                                                          5,400                          5,400
imputed rent expense

Issuance of common stock for cash      145,000        145            0           1,305              0           1,450

Issuance of common stock for           500,000        500                        4,500              0           5,000
  services

Issuance of common stock for
deferred registration costs            250,000        250                        2,250                          2,500

Net Loss - nine months                                                                        (17,400)        (17,400)
 Ended February 28, 2003

                                    -----------  ---------  -----------    -------------   ------------  --------------
 BALANCE, February  28, 2003        16,273,000    $16,273         $  0       $ (11,545)      ($33,778)      $  (3,050)
                                    ===========  =========  ===========    =============   ============  ==============





                 See accompanying notes to financial statements.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                     NINE MONTHS ENDED FEBRUARY 28, 2003 AND
             FOR THE PERIODS COMMENCING DECEMBER 6, 2001 (INCEPTION)
                               TO MAY 31, 2002 AND
                                FEBRUARY 28, 2003


                                                     Nine Months         Period           Period
                                                       Ending          Commencing       Commencing
                                                  February 28, 2003  December 6, 2001  December 6, 2001
                                                                     (inception) to     (inception) to
                                                                         May 31,       February 28, 2003
                                                                          2002
                                                     Unaudited                           Unaudited
                                                   ---------------  ----------------  ----------------


CASH FLOWS FROM OPERATING ACTIVITIES:

Net(loss)                                                $  (17,400)     $  (15,378)       $ (32,778)
Adjustments to reconcile net income (loss) to
  to net cash used for operations:
 Common stock issued for services                             5,000               0            5,000
 Writeoff of acquisition goodwill                                 0          15,378           15,378
 Contributed capital for imputed rent expense                 5,400               0            5,400

Change in operating assets and liabilities:

   (Increase) decrease in due from affiliate                  ( 700)              0            ( 700)

    Increase (decrease) in accounts payable                   6,250               0            6,250
                                                      --------------  --------------  ---------------
Net cash (used) by operating activities                      (1,450)              0           (1,450)
                                                      --------------  --------------  ---------------
CASH FLOW FROM INVESTING ACTIVITIES:

Net cash provided by investing activities                         0               0                0
                                                      --------------  --------------  ---------------
CASH FLOW FROM FINANCING ACTIVITIES:

   Proceeds from sale of common stock                         1,450               0            1,450
                                                      --------------  --------------  ---------------

Net cash provided by financing activities                     1,450               0            1,450
                                                      --------------  --------------  ---------------

Net increase (decrease) in cash                                   0               0                0

CASH, beginning of period                                         0               0                0
                                                      --------------  --------------  ---------------

CASH, end of period                                      $        0     $         0        $       0
                                                      ==============  ==============  ===============

SUPPLEMENTAL DISCLOSURE OF
    CASH FLOW INFORMATION:
Cash paid for Interest Expenses                          $        0     $         0        $       0
Cash paid for Income Taxes                               $        0     $         0        $       0



                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 FEBRUARY 28, 2003


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
Organization and Operations

     The company was incorporated under the laws of the State of Delaware on December 6, 2001 with authorized common stock of 20,000,000 shares at $0.001 par cvalue. Subsequently on September 10, 2002 the company changed its authorized common stock to 50,000,000 and authorized 5,000,000 preferred stock at $.001 par value.

     The company was organized for the purpose of establishing a magazine and website geared to the experienced high tech investor.

     The company is in the development stage.

     The company filed a Form SB-2 in September 2002 to raise capital for its operations to publish "Bid" magazine in the near future and for website operations.

Basis of Accounting

     The Company's policy is to prepare its financial statements using the accrual basis of accounting in accordance with generally accepted accounting principles. The Company has retained May 31 as its annual year-end.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENT
                                FEBRUARY 28, 2003

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Website Development Costs

     The company plans to account for the costs of developing its website pursuant to SOP No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" which sets forth certain conditions in which the costs will be expensed when incurred and in accordance with Emerging Issues Task Force ("EITF") No. 2000-02 "Accounting for Website development Costs", relating to the acquisition or development of internal-use software which are capitalized.

Interim Financial Statements

     The financial statements for the three months and nine months ended February 28, 2002 are unaudited and include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature. The results are not indicative of a full year results.

NOTE 2 - INCOME TAX

     In February 1992, the Financial Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred assets and liabilities are recognized for the estimated future tax consequences between the financial statement carrying amounts of the existing assets and their respective basis.

     Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     The Company has a net operating loss carry forward of approximately $27,000 which is offset by a 100% valuation allowance due to the uncertainty surrounding the ultimate realization of these assets. The loss carryforward expires in 15 years.

                          NEXGEN PUBLISHING GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 FEBRUARY 28, 2003

NOTE 3 - CAPITAL TRANSACTIONS

Acquisition of Business

     The Company acquired for 15,378,000 shares of common stock, on January 3, 2002, the right to publish a financial magazine called "Bid" magazine and its related website, www.nexgenpublishing.com. The acquisition was valued at $15,378. At the date of transaction, the companies were not related parties.

     One issue of "Bid" magazine was published in June 2001. The balance sheet of the acquired business is as follows:

      Total Assets                             $       -0-
                                               ============

      Liabilities and Accumulated Deficit

      Due parent                               $    15,378

      Accumulated Deficit                          (15,378)
                                               ------------

      Total Liabilities and                    $       -0-
        Accumulated Deficit
                                               ============

     The magazine business acquired was an inactive business segment of Nexgen Ventures, Inc.

     Upon the issuance of common stock for the purchase of the business, goodwill of $15,378 was recognized. According to SFAS No. 142, Goodwill and Other Intangible Assets, ("SFAS 142"), the goodwill was expensed. (See note 6.)

Private Placement

     The company sold for $1,450 an aggregate of 145,000 units to 34 investors in a private placement in June and July 2002 pursuant to Rule 504 under the Securities Act of 1933, as amended. Each unit consisted of one share of common stock and three redeemable common stock purchase warrants ("A", "B" and "C"), each expiring two years after the date of an effective registration statement relating to the warrants and the shares of common stock underlying the warrants. The warrants are redeemable in the event the closing market price of the common stock for five consecutive days exceeds the exercise price of any class of warrant by $ 0.10. The "A" Warrant is exercisable at $ 0.75, the "B" Warrant at $1.00 and the "C" Warrant at $1.25. The company filed a registration statement with the Securities and Exchange Commission in September 2002 to register the resale of the shares of common stock and warrants constituting the units and the resale of the shares of common stock underlying the warrants.

     The company has issued 250,000 shares of common stock, valued at $.01, and has accrued $22,500 for deferred registration costs estimated at $25,000.

     As of February 28, 2003, Nexgen Ventures Inc. owns approximately 95% of the common stock of the company.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2003

NOTE 4 -GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the company as a going concern. The company is in the development stage and has sustained operating losses and negative cash flows from operations since inception. In the absence of achieving profitable operations and positive cash flows from operations or obtaining additional debt or equity financing, the company may have difficulty meeting current obligations.

     In view of these matters, continued operations of the company are dependent upon the company's ability to meet its financial obligations and to enter into a profitable enterprise. The company has obtained an oral commitment by its major stockholder to advance sufficient funds on an as needed basis to publish four issues of its financial magazine.

NOTE 5 -RELATED PARTY TRANSACTIONS

     In the quarter ended August 31, 2002, the company issued 300,000 shares of common stock to related parties for consulting services valued at $3,000.

     The company has imputed $1,800 per quarter for rent and office expenses from a related party. These cost have been reflected as a contribution of paid in capital.

NOTE 6 -NEW ACCOUNTING STANDARDS

     In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, ("SFAS 142") which are effective for fiscal years beginning after December 15, 2001. SFAS 142, requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing of impairment of existing goodwill and other intangible. The company believes that the adoption of SFAS will not have a material impact on the company's financial position and results of operations except for the accounting for the acquisition of Bid magazine.

     In July 2001, the FASB issued SFAS No. 141, Business Combinations ("SFAS 141") which are effective for fiscal years beginning after December 15, 2001. SFAS 141, requires, the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The company believes that the adoption of SFAS will not have a material impact on the company's financial position and results of operations."

     WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THE PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.


     Until ------------ --, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                          NEXGEN PUBLISHING GROUP, INC.


                        1,030,000 SHARES OF COMMON STOCK
                          435,000 COMMON STOCK WARRANTS


                              ---------------------

                                   PROSPECTUS

                              ----------------------


                                --------- ----, 2003








                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Nexgen Publishing, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders.

(e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Eighth and Ninth of the Registrant's certificate of incorporation provide as follows:

                                     EIGHTH

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     NINTH

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII--INDEMNIFICATION OF DIRECTORS AND OFFICERS

     1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

     2. Derivative Action. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

     3. Successful Defense. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     4. Authorization. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

     5. Advances. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

     6. Nonexclusivity. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

     7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     8. "Corporation" Defined. For purpose of this action, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee.............   $      40
Legal Fees......................................................      25,000*
Accounting Fees.................................................       2,500
Printing and Engraving..........................................         500
Blue Sky Qualification Fees and Expenses........................         900
Transfer Agent Fee..............................................         500
Miscellaneous...................................................         560
                                                                   -----------
       Total....................................................   $  30,300

     ----------------------

* Counsel was issued 250,000 shares of common stock valued at $2,500 for legal services in connection with the registration statement and will be paid the remainder of his legal fee after the effectiveness of the registration statement.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


     On January 3, 2002, the Registrant issued 15,378,000 shares of its common stock valued at par of $.001 per share to Nexgen Ventures, Inc. in consideration of the transfer of the right to use the name "Bid" for a financial magazine, and the website domain name "www.nexgenpublishing.com." The valuation equaled the cost of publishing the first issue of Bid Magazine and was an arm's length transaction. On June 10, 2002, the Registrant issued shares of its common stock, valued at $.01 each, as follows: 100,000 shares to Alan Behar, its Secretary, for marketing consulting services valued at $1,000, 200,000 shares to Jessie Pahng, for services involved in designing the magazine covervalue at $2,000, 250,000 to Joel Pensley, Esq., its securities counsel, valued at $2,500, for corporate and securities legal services related to the registration statement, and 200,000 shares to Falcon Crest, a financial consulting firm, valued at $2,000, for advice in structuring the offering.

     During June, 2002, the Registrant sold 145,000 units, each unit consisting of one share of common stock and three common stock purchase warrants shares to 34 persons at $.01 per unit for an aggregate of $1,450. All subscribers were accredited or sophisticated investors. The units were separable upon issue into shares and warrants.

     These securities were sold under the exemption from registration provided by Rule 504 under Section 3(b) pursuant to the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.


ITEM 28. UNDERTAKINGS.

     The Registrant undertakes:

     (1)  To file,  during any period in which  offers or sales are being  made,
          post-effective   amendment  to  this   registration   statement   (the
          "Registration Statement"):

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER      DESCRIPTION
 -------     -----------

    3.1       Certificate of Incorporation (1)
    3.2       Certificate of Amendment (1)
    3.3       By-Laws (1)
    4.1       Specimen Certificate of Common Stock (1)
    4.2       Form of Warrant (1)
    4.3       Warrant Agreement with Warrant Agent (1)
    5.1       Opinion of Counsel (1)
    5.2       Opinion of Counsel Amended (2)
    5.3       Opinion of Counsel Amended (4)
   10.1 Asset Purchase Agreement Between Nexgen Venture Corp. and Nexgen Publishing Group, Inc. (1)
   23.1       Accountant's Consent (4)
   23.2       Counsel's Consent to Use Opinion (1)
   23.3       Updated Counsel's Consent to Use Opinion (4)

------------------

1.   Submitted with Registration Statement filed September 16, 2002

2. Submitted with the First Amendment to the Registration Statement filed November 25, 2002

3. Submitted with the Second Amendment to the Registration Statement filed February 27, 2003

4.   Submitted herewith.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in New York, New York on June 30, 2003.



                                       NEXGEN PUBLISHING GROUP, INC.


                                       By:  /s/ Jessie Pahng
                                           ----------------------------------
                                            Jessie Pahng
                                              President
                                              Chief Executive Officer
                                              Chief Financial Officer
                                              Chief Accounting Officer




     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                   TITLE                             DATED
----------------------      ---------------------------       -------------

/s/ Jessie Pahng
----------------------
 Jessie  Pahng             President, Treasurer,              June 30, 2003
                           and a Director



/s/ Alan Behar
----------------------
 Alan Behar                Vice-President, Secretary          June 30, 2003
                           and a Director